Form ID Filer Information

Form ID

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM ID
UNIFORM APPLICATION FOR ACCESS CODES TO FILE ON EDGAR

OMB APPROVAL

OMB Number: 3235-0328

Estimated average burden hours per response: 0.6

PART 1 - APPLICATION FOR EDGAR ACCESS

(To be completed by **all applicants**)

Existing EDGAR account (applicant currently has an EDGAR account and Central Index Key (CIK))

Existing CIK:	0001593123
Reason: Indicate the reason the applicant is seeking access to an existing EDGAR account	Applicant is **legal successor** of the filer named on the existing CIK account but did not receive access from that filer.

Is the applicant a company or individual

Only apply as an individual if you seek an EDGAR account for yourself as a natural person. All others should apply as a company.

Company or individual:	Individual

Individual's current conformed name and applicant type:

Conformed name: (the conformed name as it appears on public EDGAR)	LONG MARK P
Applicant type:	Filer

Applicant's mailing address and preferred contact information

The applicant may list its own information, or information for its registered agent, law firm, or filing agent (collectively, "third-party service provider") in this section.

Address is for a non-U.S. location (do not select if address is for U.S. territory):	No
Street address (line 1):	C/O WESTERN DIGITAL CORPORATION
Street address (line 2):	5601 GREAT OAKS PARKWAY
City:	SAN JOSE
State/U.S. Territory:	CALIFORNIA
Zip/Postal code	95119
Province/Country:	UNITED STATES

New information

New information for these data fields on Form ID will not result in an update to the data on EDGAR. If SEC staff accepts your Form ID, you may update the information through a company update submission (COUPDAT) on the Retrieve/Edit Data page of the EDGAR Filing website

Address is for a non-U.S. location (do not select if address is for U.S. territory):	No
Street address (line 1):	980 Rock Avenue
Street address (line 2):	

City:	San Jose
State/U.S. Territory:	CALIFORNIA
Zip/Postal code	95131
Province/Country:	UNITED STATES
Telephone number:	0000000000

Violations of federal or state securities laws

Has the applicant (individual) been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation?

No

PART 3 - ACCOUNT ADMINISTRATOR INFORMATION

(To be completed by **all applicants**)

Account administrators are individuals authorized by the applicant to manage the applicant's EDGAR account on EDGAR should the Form ID application be granted.

Prospective Account Administrator (1)

The first account administrator listed on Form ID will be considered the applicant's EDGAR point of contact ("EDGAR POC") if the Form ID application is granted.

SEC staff will attempt to contact the EDGAR POC first, but may contact other account administrators if the EDGAR POC is not available

Enter full legal name, including middle name:

First name:	Christine
Middle name:	(no middle name)
Last name:	Nguyen
Suffix:	
Business title/position:	Stock Plan Administrator Manager

Is Prospective Account Administrator 1 the applicant (for an individual applicant), or an employee of the applicant or its affiliate (for a company applicant) ?

Yes

Business address and contact information

Address is for a non-U.S. location (do not select if address is for U.S. territory):	No
Street address (line 1):	980 ROCK AVENUE
Street address (line 2):	
City:	SAN JOSE
State/U.S. Territory:	CALIFORNIA
Zip/Postal code	95131
Province/Country:	UNITED STATES
Email (and re-enter email):	christinen@supermicro.com
Telephone number:	408 887-0019

Violations of federal or state securities laws

Has the individual being authorized as Prospective Account Administrator (2) been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation?

No

Prospective Account Administrator (2)

The first account administrator listed on Form ID will be considered the applicant's EDGAR point of contact ("EDGAR POC") if the Form ID application is granted.

SEC staff will attempt to contact the EDGAR POC first, but may contact other account administrators if the EDGAR POC is not available

Enter full legal name, including middle name:

First name:	Ron
Middle name:	(no middle name)
Last name:	Nitafan
Suffix:	
Business title/position:	Stock Plan Administrator

Is Prospective Account Administrator 2 the applicant (for an individual applicant), or an employee of the applicant or its affiliate (for a company applicant) ?

Yes

Business address and contact information

Address is for a non-U.S. location (do not select if address is for U.S. territory):	No
Street address (line 1):	980 ROCK AVENUE
Street address (line 2):	
City:	SAN JOSE
State/U.S. Territory:	CALIFORNIA
Zip/Postal code	95131
Province/Country:	UNITED STATES
Email (and re-enter email):	ronn@supermicro.com
Telephone number:	415 265-0080

Violations of federal or state securities laws

Has the individual being authorized as Prospective Account Administrator (2) been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation?

No

PART 5 - SIGNATURE

(To be completed by **all applicants**)

An authorized individual of the applicant must sign Form ID. Refer to the EDGAR Filer Manual, Volume I for the definition of authorized individual and additional relevant information.

By signing Form ID, the authorized individual authorizes the prospective account administrator(s) listed on Form ID to manage the filer's EDGAR account on EDGAR on the filer's behalf.

Enter full legal name, including middle name:

First name:	Christine
Middle name:	(no middle name)
Last name:	Nguyen
Suffix:	
Business title/position:	Stock Admin Mgr by POA from Long Mark, individual applicant
Employer:	Super Micro Computer, Inc.

Business address and contact information

Address is for a non-U.S. location (do not select if address is for U.S. territory):	No
Street address (line 1):	980 ROCK AVENUE
Street address (line 2):	
City:	SAN JOSE
State/U.S. Territory:	CALIFORNIA
Zip/Postal code	95131
Province/Country:	UNITED STATES
Email:	christinen@supermicro.com
Telephone number:	408 887-0019

Violations of federal or state securities laws

Has the authorized individual signing this application been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation?

No

Is Form ID being signed pursuant to a Power of Attorney?

Yes

PART 5 - SIGNATURE - POWER OF ATTORNEY

Person signing Power of Attorney, if application is made pursuant to a Power of Attorney. Refer to the EDGAR Filer Manual, Volume I for more information.

Enter full legal name, including middle name:

First name:	Christine
Middle name:	(no middle name)
Last name:	Nguyen
Suffix:	
Business title/position:	Stock Admin Mgr by POA from Long Mark, individual applicant
Employer:	Super Micro Computer, Inc.

Business address and contact information

Address is for a non-U.S. location (do not select if address is for U.S. territory):	No
Street address (line 1):	980 ROCK AVENUE
Street address (line 2):	
City:	SAN JOSE
State/U.S. Territory:	CALIFORNIA
Zip/Postal code	95131
Province/Country:	UNITED STATES
Email:	christinen@supermicro.com
Telephone number:	408 887-0019

Violations of federal or state securities laws

Has the person who signed the Power of Attorney been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation?

No

FORM ID - NOTARIZED AUTHENTICATION

Signature of Authorized Individual:

Printed Name of Signature:

Christine Nguyen

Title of Person Signing:

Stock Admin Mgr by POA from Long Mark, individual applicant

Name of Notary: See Urango

Date: 10/14/26

Notary Signature & Seal to be Placed Here:

ENC1
SEE URANGO
COMM. # 2553937
NOTARY PUBLIC • CALIFORNIA
SANTA CLARA COUNTY
My Comm. Expires April 30, 2030
ENC1

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Santa Clara)

On October 14, 2026 before me, See Urango, Notary Public
(insert name and title of the officer)

personally appeared Mark P. Long,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

SEE URANGO
COMM. # 2553937
NOTARY PUBLIC • CALIFORNIA
SANTA CLARA COUNTY
My Comm. Expires April 30, 2030

Signature See Urango **(Seal)**